SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

First United Corporation
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies: N/A

(2)           Aggregate number of securities to which transaction applies: N/A

(3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)           Proposed maximum aggregate value of transaction:  N/A

(5)           Total fee paid:  N/A

☐ Fee paid previously with preliminary materials:  N/A

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement no.:

(3)           Filing Party:

(4)           Date Filed:

FIRST UNITED CORPORATION
19 South Second Street
P.O. Box 9
Oakland, Maryland 21550-0009
(800) 470-4356

March 25, 2009

Dear Shareholder:

Following the filing and printing of the 2009 definitive proxy statement, it was discovered that the number of shares of common stock of First United Corporation (the “Corporation”) listed as being beneficially owned by H. Andrew Walls III was incorrect.  The corrected table is provided below.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information as of the Record Date relating to the beneficial ownership of the Common Stock by (i) each person or group known by the Corporation to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of the Corporation’s Directors, Director nominees and named executive officers (as defined below under “REMUNERATION OF EXECUTIVE OFFICERS”); and (iii) all Directors, Director nominees and executive officers of the Corporation as a group.  Generally, a person “beneficially owns” shares if he or she has or shares with others the right to vote those shares or to invest (or dispose of) those shares, or if he or she has the right to acquire such voting or investment rights, within 60 days of the Record Date (such as by exercising stock options or similar rights).  Except as otherwise noted, the address of each person named below is the address of the Corporation.

	Common Stock Beneficially Owned		Percentage of Outstanding Common Stock
Directors, Nominees and Named Executive Officers:
David J. Beachy	6,873		.11%
M. Kathryn Burkey	3,890	(1)	.06%
Faye E. Cannon	2,477		.04%
Paul Cox, Jr.	2,358		.04%
William B. Grant	9,954	(2)	.16%
Robin E. Murray.	713	(3)	.01%
Raymond F. Hinkle	5,951	(4)	.10%
Robert W. Kurtz	2,318	(5)	.04%
Steven M. Lantz	1,814	(6)	.03%
John W. McCullough	5,830		.10%
Elaine L. McDonald	6,900	(7)	.11%
Donald E. Moran	134,031	(8)	2.19%
Carissa L. Rodeheaver	1,068	(9)	.02%
Gary R. Ruddell	1,798		.03%
I. Robert Rudy	33,353	(10)	.54%
Richard G. Stanton	14,745	(11)	.24%
Robert G. Stuck	3,981		.07%
H. Andrew Walls, III	317		.01%

Directors & Executive Officers as a Group (22 persons)	260,279		4.25%

5% Beneficial Owners:
Firstoak & Company P.O. Box 557 Oakland, Maryland 21550	362,222	(12)	5.92%
United States Department of the Treasury 1500 Pennsylvania Avenue, NW Washington, D.C. 20220	326,323	(13)	5.33%

Total	948,824		15.50%

(1)	Includes 243 shares owned by spouse.
(2)
Includes 6,366 shares owned jointly with spouse, 6 shares owned jointly with daughter, 218 shares owned by son, 5 shares owned by daughter, 2,425 shares held in a 401(k) plan account, 377 shares owned by spouse’s IRA, and 203 shares owned by spouse and daughter.

(3)	Includes 139 shares owned jointly with spouse and 574 shares held in a 401(k) plan account.
(4)	Includes 5,584 shares owned jointly with spouse.
(5)	Includes 2,295 shares held in a 401(k) plan account.
(6)	Includes 254 shares owned jointly with spouse, 6 shares owned by son and 1,130 shares held in a 401(k) plan account.
(7)	Includes 230 shares held by spouse’s IRA and includes 1,000 shares held by Grantor Trust of which Ms. McDonald is trustee and beneficiary, which shares are pledged to secure a line of credit.
(8)	Includes 86,593 shares owned by daughters over which Mr. Moran has shared investment discretion and 25,000 shares owned by spouse.
(9)	Includes 262 shares held jointly with spouse, 16 shares held by spouse for benefit of a minor child and 790 shares held in a 401(k) plan account.
(10)	Includes 837 shares owned jointly with spouse, 6,299 shares owned by spouse, 4,058 shares owned by daughters, 15,575 shares owned by I.R. Rudy’s, Inc. of which Mr. Rudy is owner.
(11)	Includes 9,008 shares owned jointly with spouse and 1,619 shares held in spouse’s IRA.
(12)
Shares held in the name of Firstoak & Company, as nominee, are administered by the Trust Department of First United Bank & Trust in a fiduciary capacity.  Firstoak & Company disclaims beneficial ownership of such shares.

(13)
Amount represents shares subject to an immediately exercisable common stock purchase warrant issued to Treasury in connection with the Corporation’s participation in Treasury’s Capital Purchase Program.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2009

The 2009 Definitive Proxy Statement, as supplemented, the related form of Proxy, and the Corporation’s Annual Report to Shareholders (including its Annual Report on Form 10-K for the year ended December 31, 2008) are available at http://www.stocktrans.com/eproxy/firstunited2009.  Information on this website, other than the Proxy Statement, as supplemented, is not a part of this Proxy Statement.

If you have already delivered your Proxy prior to receiving this letter, you do not need to take any action unless you wish to revoke or change your vote on any of the proposals.  You may revoke a proxy at any time prior to its exercise by:  (i) the execution of a later dated Proxy; (ii) the execution of a later casted Internet or telephone vote with regard to the same shares; (iii) giving written notice to Robert W. Kurtz, Secretary, First United Corporation, P.O. Box 9, Oakland, Maryland 21550-0009; or (iv) giving written notice to the Secretary in person at the 2009 Annual Meeting.  Any shareholder who attends the 2009 Annual Meeting and revokes his/her proxy may vote in person.  However, attendance by a shareholder at the 2009 Annual Meeting alone will not have the effect of revoking a shareholder’s validly executed Proxy.

Sincerely, ROBERT W. KURTZ Secretary